Exhibit 4(a)

EIGHTH AMENDMENT TO CREDIT AGREEMENT

This Eighth Amendment to Credit Agreement (this “Eighth Amendment”) is entered into as of July 26, 2012, by and among Denbury Resources Inc., a Delaware corporation (“Borrower”), JPMorgan Chase Bank, N.A., as Administrative Agent (“Administrative Agent”), and the financial institutions parties hereto as Banks (collectively, “Banks”, and each individually, a “Bank”).

W I T N E S S E T H

 WHEREAS, Borrower, Administrative Agent, the other agents party thereto and Banks party thereto are parties to that certain Credit Agreement dated as of March 9, 2010 (as amended, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement, including, to the extent applicable, after giving effect to the amendments set forth in Section 1 of this Eighth Amendment);

 WHEREAS, pursuant to the Credit Agreement, Banks have made a Revolving Loan to Borrower and provided certain other credit accommodations to Borrower; and

WHEREAS, Borrower has requested that (i) Sections 9.1(a) and (b) of the Credit Agreement be amended to allow Borrower and other Credit Parties to incur up to $300,000,000 of capital lease obligations as more specifically described below and (ii) Banks provide a limited waiver of any violation of Section 9.1 of the Credit Agreement for periods prior to the Eighth Amendment Effective Date (defined below) and resulting solely from the reclassification of “operating leases” as “capital leases” to reflect such leases in accordance with ASC Topic 840 (the “Specified Violation”).

 NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Banks hereby agree as follows:

Section 1. Eighth Amendment Effective Date Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this Eighth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended effective as of the Eighth Amendment Effective Date (defined below) in the manner provided in this Section 1.

1.1 Additional Definition.  Section 1.1 of the Credit Agreement shall be amended to add thereto in alphabetical order the following definitions of “Capital Lease Obligations” and “Eighth Amendment” which shall read in full as follows:

“Capital Lease Obligations” of a Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on the balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Eighth Amendment” means that certain Eighth Amendment to Credit Agreement dated as of July 26, 2012 among Borrower, Administrative Agent and Banks party thereto.

1.2 Amendment to Definition.  The definition of “Debt” contained in Section 1.1 of the Credit Agreement shall be amended to replace the reference to “capitalized lease obligations” set forth in clause (c) of the definition of Debt with a reference to “Capital Lease Obligations”.

1.3 Amendment to Definition.  The definition of “Loan Papers” contained in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

“Loan Papers” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Notes, each Facility Guarantee which may now or hereafter be executed, each Borrower Pledge Agreement which may now or hereafter be executed, each Subsidiary Pledge Agreement which may now or hereafter be executed, all Mortgages now or at any time hereafter delivered pursuant to Section 5.1, and all other certificates, documents, or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

1.4 Amendment to Section 9.1(a) of the Credit Agreement.  Section 9.1(a) of the Credit Agreement shall be amended to restate clause (iii) in its entirety and to add a new clause (iv) thereto to read in full as follows:

“(iii)  Capital Lease Obligations in an aggregate amount outstanding at any time not to exceed $300,000,000;

(iv)  other unsecured Debt in an aggregate amount outstanding at any time not to exceed $40,000,000;”

1.5 Amendment to Section 9.1(b) of the Credit Agreement.  Section 9.1(b) of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

“(b) any other Credit Party may incur, become or remain liable for (i) the Obligations, (ii) without duplication, Permitted Revenue Bond Debt, (iii) without duplication, Permitted Subordinate Debt, subject to the limitations set forth in Section 9.1(a)(ii), and (iv) without duplication, Capital Lease Obligations, subject to the limitations set forth in Section 9.1(a)(iii);”

Section 2. Limited Waiver.  In reliance on the representations, warranties, covenants and agreements contained in this Eighth Amendment, and subject to the terms and conditions set forth in this Section 2 and the satisfaction of the conditions precedent set forth in Section 3 hereof, Banks hereby waive the Specified Violation for the period prior to the Eighth Amendment Effective Date.  The limited waiver contained in this Section 2 is limited to the Specified Violation and to the period prior to the Eighth Amendment Effective Date, and nothing contained herein shall be deemed a consent to, or waiver of, any other action or inaction of Borrower or the other Credit Parties which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Paper.  Neither Banks nor Administrative Agent shall be obligated to grant any future waivers, consents or amendments with respect to any other provision of the Credit Agreement or any other Loan Paper.

Section 3. Conditions Precedent to Eighth Amendment Effective Date Amendments.  The amendments contained in Section 1 and the limited waiver contained in Section 2 shall be effective on the date that each of the following conditions precedent is satisfied (the “Eighth Amendment Effective Date”):

3.1 Counterparts.  Administrative Agent shall have received counterparts hereof duly executed by Borrower and the Majority Banks and acknowledged by each Restricted Subsidiary (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, electronic, telecopy, or other written confirmation from such party of execution of a counterpart hereof by such party).

3.2 No Default; No Borrowing Base Deficiency.  After giving effect to the amendments set forth in Section 1 and the limited waiver set forth in Section 2 hereof, no Default or Event of Default shall have occurred which is continuing, and no Borrowing Base Deficiency then exists.

3.3 Other Documents.  Administrative Agent shall have been provided with such documents, instruments and agreements, and Borrower shall have taken such actions, in each case as Administrative Agent may reasonably require in connection with this Eighth Amendment and the transactions contemplated hereby.

Section 4. Representations and Warranties.  To induce Banks and Administrative Agent to enter into this Eighth Amendment, Borrower hereby represents and warrants to Banks and Administrative Agent as follows on the Eighth Amendment Effective Date:

4.1 Reaffirm Existing Representations and Warranties.  After giving effect to the amendments set forth in Section 1 and the limited waiver set forth in Section 2 hereof, each representation and warranty of Borrower contained in the Credit Agreement and the other Loan Papers is true and correct in all material respects on the Eighth Amendment Effective Date, except that any representation or warranty that is qualified by “material” or “Material Adverse Effect” references therein shall be true and correct in all respects.

4.2 Due Authorization; No Conflict.  The execution, delivery and performance by Borrower of this Eighth Amendment are within Borrower’s corporate or organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or any other Credit Party or result in the creation or imposition of any Lien upon any of the assets of Borrower or any other Credit Party other than Liens securing the Obligations.

4.3 Validity and Enforceability.  This Eighth Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.

4.4 No Defense.  Borrower acknowledges that Borrower has no defense to (a) Borrower’s obligation to pay the Obligations when due, or (b) the validity, enforceability or binding effect against Borrower of the Credit Agreement or any of the other Loan Papers or any Liens intended to be created thereby.

Section 5. Miscellaneous.

5.1 No Waivers.  No failure or delay on the part of Administrative Agent or Banks to exercise any right or remedy under the Credit Agreement, any other Loan Papers or applicable law shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and may be exercised without notice except to the extent notice is expressly required (and has not been waived) under the Credit Agreement, the other Loan Papers and applicable law.

5.2 Reaffirmation of Loan Papers.  Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect.  The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as they may be increased pursuant hereto.

5.3 Legal Expenses.  Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Eighth Amendment and all related documents.

5.4 Parties in Interest.  All of the terms and provisions of this Eighth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.5 Counterparts.  This Eighth Amendment may be executed in counterparts (including, without limitation, by electronic signature), and all parties need not execute the same counterpart; however, no party shall be bound by this Eighth Amendment until Borrower, the Majority Banks and each Restricted Subsidiary have executed a counterpart.  Facsimiles and counterparts executed by electronic signature shall be effective as originals.

5.6 Complete Agreement.  THIS EIGHTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

5.7 Headings.  The headings, captions and arrangements used in this Eighth Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Eighth Amendment, nor affect the meaning thereof.

5.8 Governing Law.  THIS EIGHTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be duly executed by their respective authorized officers on the date and year first above written.

BORROWER:
DENBURY RESOURCES INC., a Delaware corporation

By:	/s/ Mark C. Allen
Mark C. Allen, Senior Vice President and Chief Financial Officer

[Signature Page]
Eighth Amendment to Credit Agreement
Denbury Resources Inc.

Each of the undersigned (i) consent and agree to this Eighth Amendment, and (ii) agree that the Loan Papers to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

DENBURY GATHERING & MARKETING, INC., a Delaware corporation

By:	/s/ Mark C. Allen
Mark C. Allen, Senior Vice President and Chief Financial Officer

DENBURY HOLDINGS, INC., a Delaware corporation (f/k/a Denbury Encore Holdings Inc.)

By:	/s/ Mark C. Allen
Mark C. Allen, Senior Vice President and Chief Financial Officer

DENBURY OPERATING COMPANY, a Delaware corporation (f/k/a EAP Properties, Inc. and successor-by-merger to a previous “Denbury Operating Company”)

By:	/s/ Mark C. Allen
Mark C. Allen, Senior Vice President and Chief Financial Officer

DENBURY ONSHORE, LLC, a Delaware limited liability company

By:	/s/ Mark C. Allen
Mark C. Allen, Senior Vice President and Chief Financial Officer

DENBURY PIPELINE HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Mark C. Allen
Mark C. Allen, Senior Vice President and Chief Financial Officer

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

DENBURY GREEN PIPELINE-TEXAS, LLC, a Delaware limited liability company

By:	/s/ Mark C. Allen
Mark C. Allen, Senior Vice President and Chief Financial Officer

DENBURY GULF COAST PIPELINES, LLC, a Delaware limited liability company

By:	/s/ Mark C. Allen
Mark C. Allen, Senior Vice President and Chief Financial Officer

GREENCORE PIPELINE COMPANY LLC, a Delaware limited liability company

By:	/s/ Mark C. Allen
Mark C. Allen, Senior Vice President and Chief Financial Officer

DENBURY AIR, LLC, a Delaware limited liability company (f/k/a EAP Operating, LLC)

By:	/s/ Mark C. Allen
Mark C. Allen, Senior Vice President and Chief Financial Officer

[Signature Page]
Eighth Amendment to Credit Agreement
Denbury Resources Inc.

ADMINISTRATIVE AGENT/BANK:
JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Bank

By:	/s/ Mark E. Olson
Mark E. Olson, Authorized Officer

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
BANK OF AMERICA, N.A.

By:	/s/ Christopher T. Renyl
Name:	Christopher T. Renyl
Title:	Vice President

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
WELLS FARGO BANK, N.A.

By:	/s/ Tom K. Martin
Name:	Tom K. Martin
Title:	Director

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
THE BANK OF NOVA SCOTIA

By:	/s/ Mark Sparrow
Name:	Mark Sparrow
Title:	Director

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Director

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Associate

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
ROYAL BANK OF CANADA

By:	/s/ Jay T. Sartain
Name:	Jay T. Sartain
Title:	Authorized Signatory

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
UBS AG, STAMFORD BRANCH

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ David Urban
Name:	David Urban
Title:	Associate Director

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
UNION BANK, N.A.

By:	/s/ Alison White
Name:	Alison White
Title:	Vice President

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (f/k/a CALYON NEW YORK BRANCH)

By:	/s/ Mark Roche
Name:	Mark Roche
Title:	Managing Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
BANK OF SCOTLAND plc

By:	/s/ Stephen Giacolone
Name:	Stephen Giacolone
Title:	Assistant Vice President

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
COMPASS BANK

By:	/s/ Blake Kirshman
Name:	Blake Kirshman
Title:	Assistant Vice President

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
CAPITAL ONE NATIONAL ASSOCIATION, formerly known as Capital One, N.A.

By:	/s/ Peter Shen
Name:	Peter Shen
Title:	Vice President

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
COMERICA BANK

By:	/s/ John S. Lesikar
Name:	John S. Lesikar
Title:	Vice President

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
ING CAPITAL LLC

By:	/s/ Petra van Woensel
Name:	Petra van Woensel
Title:	Director

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
CIBC, INC.

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ Richard Antl
Name:	Richard Antl
Title:	Authorized Signatory

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
KEYBANK NATIONAL ASSOCIATION

By:	/s/ Craig Hanselman
Name:	Craig Hanselman
Title:	Vice President

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Daria M. Mahoney
Name:	Daria M. Mahoney
Title:	Vice President

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Shuji Yabe
Name:	Shuji Yabe
Title:	Managing Director

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
FIFTH THIRD BANK

By:	/s/ Matthew Lewis
Name:	Matthew Lewis
Title:	Vice President

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.

BANKS:
GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

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Eighth Amendment to Credit Agreement
Denbury Resources Inc.